UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 1, 2022
(Date of earliest event reported)
APPLIED BLOCKCHAIN, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2022, Applied Blockchain, Inc. (the “Company”) and Regina Ingel entered into an amendment (the “Ingel Amendment”) to the Employment Agreement dated as of November 1, 2021 between the Company and Ms. Ingel. Pursuant to the Ingel Amendment, Ms. Ingel’s title was changed to Chief Marketing Officer and her annual based salary was increased to $185,000 with the further provision that the base salary may be reviewed from time to time and increased based upon Ms. Ingel’s performance, without the need for a formal amendment to her agreement. The Ingel Amendment is effective as of August 1, 2022.
The foregoing description of the Ingel Amendment is qualified in its entirety by reference to the Ingel Amendment, which is filed herewith as Exhibit 10.1.
On August 1, 2022, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits. EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment dated August 1, 2022 to Employment Agreement between Applied Blockchain, Inc. and Regina Ingel.
99.1	Press release dated August 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: August 1, 2022

By:	/s/ David Rench
Name:	David Rench
Title:	Chief Financial Officer
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